Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-196367) of Hilltop Holdings Inc. of our report dated February 15, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 15, 2019